consulting Agreement

This Engagementconsulting Agreement (the “Agreement”) by and between Theodore Farnsworth, an individual (the “Consultant”), and The Source Vitamin Company, Inc., a Delaware corporation and STONE HARBOR INVESTMENTS, INC. (collectively, the “Company” or the “Employer”), is hereby entered into as of March 23, 2011.

W I T N E S S E T H

WHEREAS, the Company desires to engage the Consultant upon the terms and subject to the conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company and Consultant each hereby acknowledge, the parties hereto, intending legally to be bound, agree as follows:

1.           engagement.

The Company hereby agrees to engage Consultant and Consultant hereby agrees to accept such engagement and serve in such capacities, during the Term (as defined in Section 2) and upon the terms and conditions set forth in this Agreement.

2.           Term.

The Consultant’s engagement under this Agreement (the “Term”) shall commence as of the Effective Date provided above and shall continue for a term of three (3) years (the “Term”), unless sooner terminated pursuant to Section 8 of this Agreement.  This Agreement shall automatically renew for successive periods of three (3) years unless either party gives written notice to the other at least three months in advance.

Notwithstanding anything to the contrary contained herein, the provisions of this Agreement governing protection of Confidential Information shall continue in effect as specified in Section 5 hereof and survive the expiration or termination hereof. The Term may be extended for additional one (1) year periods under the same terms and conditions upon mutual written consent of the Consultant and the Board.

The term of engagement of Consultant under this Agreement (the “Term”) shall, unless this Agreement is terminated in accordance with Section 6 or 7, be a three-year period initially commencing on the effective date referenced above (hereinafter, “Effective Date”).  At each anniversary of the Effective Date, the Term shall automatically be extended by one year, unless the Company notifies the Consultant in writing prior to such anniversary (the “Termination Notice Date”) that the Term shall not be so extended any further.

3.           Offices and Duties.

The provisions of this Section 3 will apply during the Term:

(a)           Generally.  Consultant shall serve as a consultant to the Company.   as duties are determined by the Company’s Board of Directors (the “Board”) shall from time to time direct, but in no event shall such duties, responsibilities, and authorities be reduced from those of Consultant prior to the Effective Date.  Consultant shall devote such business time and attention as is necessary to appropriately and efficiently discharge his duties and responsibilities as set forth herein.

(b)           Place of Engagement.  Consultant’s principal place of engagement shall be the current corporate offices of the Company in Fort Lauderdale, Florida.  In no event shall the Consultant’s principal place of engagement be relocated to any other location outside of the Greater Ft. Lauderdale area without his prior written consent.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

4.           FEES.

As compensation for the services to be rendered hereunder by Consultant, the Company agrees to pay to Consultant during the Term the compensation set forth in this Section 4.

(a)
Base  Salary and  Guaranteed Cash Bonus.  The Company will pay to Consultant during the Term a fee at the initial annual rate of $150,000.00 per year payable in cash on the 1st and 15th of each month.  The fee shall be determined, at least, on an annual basis by the Committee (as defined herein); provided that the base salary may be increased, but not decreased, from that in effect for the prior year.  “Committee” means the Compensation Committee of the Board, or, if the Company does not then have a Compensation Committee, the Board.  (B)  DOWN LINES.  Consultant shall also be entitled to the following:

A.	Down-line under a name, corporate or otherwise, to be chosen by Consultant with rank one higher than the highest livethesource® independent distributor

B.	A down-line for a not-for-profit entity

C.	Ability to set up down-lines for affiliates as well as non-affiliates

D.	Items A and B shall be automatically assigned to Consultant’s estate in the event of Consultant’s demise.

5.  Reserved.

6.           Termination Due to Death or Disability.

Consultant’s engagement and the Term shall terminate upon Consultant’s death.  The Company may terminate the engagement of Consultant as Chief Consultant Officer due to Disability (as defined in Section 8(c)) of Consultant, effective upon the expiration of the 30-day period set forth in Section 8(c), absent the actions referred to therein being taken by Consultant to return to service and Consultant’s presentation to the Company of a certificate of good health.

In the event of Consultant’s Termination of Engagement due to death or Disability, all obligations of the Company and Consultant under Sections 1 through 5 of this Agreement will immediately cease; provided, however, that the Company will pay Consultant (or, in the case of Consultant’s death, his beneficiaries or estate), and Consultant (or, in the case of Consultant’s death, his beneficiaries or estate) will be entitled to receive, the following:

(i)           fees earned and not received through date on which consulting services last performed in a single lump sum payment no later than 30 days after Termination of Engagement.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

7.   Termination of Engagement For Reasons Other Than Death or Disability.

(a)           Termination by the Company for Cause and Termination by Consultant Other Than For Good Reason.  In accordance with the provisions of this Section 7(a), the Company may terminate the engagement of Consultant as Chief Consultant Officer for Cause at any time prior to a Change in Control, and Consultant may terminate his engagement as Chief Consultant Officer voluntarily for reasons other than Good Reason (as defined in Section 8(d)) at any time.

Upon Termination of Engagement by the Company for Cause or by the Consultant for reasons other than Good Reason, the Term will immediately terminate, and all obligations of the Company and Consultant under Sections 1 through 5 of this Agreement will immediately cease; provided, however, that the Company shall pay Consultant, and Consultant shall be entitled to receive, the following:

(i)           The earned but unpaid portion of of fee; and

(v)           Reimbursement of reasonable business expenses and disbursements incurred by Consultant prior to such termination of engagement, within 30 days after Consultant submits reasonable evidence of such expenses and disbursements to the Company.

The Company shall pay the amounts under clauses (i)- (ii) in a single lump sum payment no later than 30 days after Termination of Engagement.

(b)        Termination by the Company Without Cause and Termination by Consultant for Good Reason.  In accordance with the provisions of this Section 7(b), the Company may terminate the engagement of Consultant without Cause, including after a Change in Control, upon 90 days’ written notice to Consultant, and Consultant may terminate his engagement with the Company for Good Reason upon 90 days’ written notice to the Company; provided, however, that the Company shall have 30 days after receipt of such notice to remedy the basis for such Good Reason. Notwithstanding the foregoing, the Company may terminate Consultant without Cause and without providing 90 days’ written notice to Consultant provided that the Company pays Consultant three (3) times the amount of the then-current annual base salary under Sections 4(a-c) and health insurance premiums as provided under Section 5(b) for the same period in a single lump sum payment on 30th day following such Termination of Engagement.

Upon a Termination of Engagement by the Company without Cause, or a Termination of Engagement by Consultant for Good Reason, the Term will immediately terminate and all obligations of the parties under Sections 1 through 5 of this Agreement will immediately cease, except that the Company shall pay Consultant, and Consultant shall be entitled to receive, the following (in addition to any amount payable under the last sentence of the first grammatical paragraph of this Section 7(b) beginning with “Notwithstanding the foregoing,”):

(i)           A cash payment in an amount equal to the product of two (2) times the sum of (A) Consultant’s annual fee; and

(ii)           Reimbursement of reasonable business expenses and disbursements incurred by Consultant prior to such termination of engagement, within 30 days after Consultant submits reasonable evidence of such expenses and disbursements to the Company.

The Company shall pay the amounts under clauses (i)- (ii) in a single lump sum payment no later than 30 days after Termination of Engagement.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

8.           Definitions.

The definitions in this Section 8 apply for purposes of this Agreement.

(a)          “Cause” means Consultant’s gross misconduct (as defined below) or willful (as defined below) and material breach of Section 10 of this Agreement.  For purposes of this definition, “gross misconduct” shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company or its subsidiaries or materially impairs the value of the Consultant’s services to the Company, or (B) willfully engaging in one or more material acts of misconduct, or willfully omitting to perform material duties hereunder, which act or omission demonstrably and materially damages the Company.  For purposes of this Agreement, a “willful” act or omission by Consultant means an act or omission that is done or omitted to be done by him not in good faith, and does not include any act or failure to act resulting from any incapacity of Consultant.  Notwithstanding the foregoing, Consultant may not be terminated for Cause unless and until there shall have been delivered to him, within six months after the Board (A) had knowledge of conduct or an event allegedly constituting Cause and (B) had reason to believe that such conduct or event could be grounds for Cause, a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board (excluding Consultant) (after giving Consultant reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Consultant the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Consultant was guilty of conduct set forth above in this Section 8(a).

(b)           “Change in Control” means the happening of any of the following events:

(i)           An acquisition by any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then outstanding shares of Common Stock of the Company (the “Outstanding Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise, exchange or conversion of any Convertible Securities unless such securities were themselves acquired directly from the Company, (2) any acquisition by the Company; or (3) any acquisition by any Person pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b); or

(ii)           Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes hereof, that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(iii)           The consummation of a reorganization, merger or consolidation of the Company or of the sale or other disposition of all or substantially all of the assets of the Company and its direct and indirect subsidiaries taken as a whole (a “Corporate Transaction”), excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (2) no Person (other than the Company) will beneficially own, directly or indirectly, more than twenty-five percent (25%) of, respectively, the outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such entity entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Company of such Corporate Transaction will constitute at least a majority of the members of the board of directors of the entity resulting from such Corporate Transaction; or

(iv)           The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to an entity pursuant to a transaction which would comply with clauses (1), (2) and (3) of subsection (iii) of this Section 8(b), assuming for this purpose that such transaction were a Corporate Transaction.

For purposes this definition of “Change of Control”, a series of transactions with a common purpose shall be treated as a single transaction that begins on the date of the first transaction in the series and ends on the date of the last transaction in the series.

(c)           “Convertible Security” means any security convertible into or exchangeable for shares of common stock of the Company, or any option, warrant or other right to acquire shares of common stock of the Company.

(d)          “Disability” means the failure of Consultant to render and perform the services required of him under this Agreement, for a total of 180 days of more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by the Company and reasonably acceptable to Consultant, unless, within 30 days after Consultant has received written notice from the Company of a proposed termination due to such absence, Consultant shall have returned to the full performance of his duties hereunder and a physician or physicians (selected by the Consultant and reasonably acceptable to the Company) shall have determined that Consultant’s health permits him to handle the full performance of such duties.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(e)          “Good Reason” means, without Consultant’s prior written consent, (A) a material diminution in Consultant’s authority, duties or responsibilities as set forth in Section 3(a), (B) a change in the Company’s reporting structure whereby Consultant is no longer reporting to the Company’s Board of Directors, (C) a material reduction by the Company in Consultant’s annual base compensation (including base salary and guaranteed bonus) as set forth in Section 4(a) (in which event, the Consultant’s annual base compensation in effect prior to such reduction shall be treated, for purposes of calculating amounts payable under Sections 6 and 7, as the annual base compensation in effect immediately prior to termination), (D) any material breach of this Agreement by the Company, and (E) a relocation of Consultant to an office that is more than 35 miles from the latest location of Consultant’s office prior to the date of a Change in Control.

(f)           “Termination of Engagement” means Consultant’s termination of engagement from the Company which constitutes a “separation from service”, as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

9.           Reserved.

10.           Consultant Covenants.

(a)           Consultant’s Acknowledgment.  Consultant agrees and acknowledges that in order to assure the Company that the Company will retain its value as a going concern, it is necessary that Consultant undertake not to utilize his special knowledge of the Company’s business and his relationships with customers and suppliers to compete with the Company.  Consultant further acknowledges that:

(i)           Consultant is one of a limited number of persons who has developed the Company’s business;

(ii)           Consultant has occupied a position of trust and confidence with the Company prior to the date of this Agreement and, during such period and Consultant’s engagement under this Agreement, Consultant has acquired and will acquire an intimate knowledge of proprietary and confidential information concerning the Company and its business;

(iii)           the agreements and covenants contained in Sections 10(b), (c), (d), (e), (f) and (g) are essential to protect the Company and the goodwill of its business;

(iv)           Consultant’s engagement with the Company has special, unique and extraordinary value to the Company, and the Company would be irreparably damaged if Consultant were to provide services to any person or entity or otherwise act in violation of the provisions of this Agreement;

(v)           the scope and duration of the restrictive covenants in Section 10(b) are reasonably designed to protect a protected interest of the Company and are not excessive in light of the circumstances; and

(vi)           Consultant has a means to support himself and his dependents other than by engaging in conduct prohibited by the restrictive covenants in Section 10(b), and the provisions of Sections 10(b) will not impair such ability.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(b)           Non-Competition; Non-Solicitation; Non-Interference.  During the Term and for a period of one year after the termination of Consultant’s engagement hereunder, Consultant will not by himself or in conjunction with others, directly or indirectly engage (either as owner, investor, partner, member stockholder, employer, Consultant, consultant, advisor, manager or director) in any business in Miami Dade and Broward Counties which, at the time of such termination, is directly or indirectly in competition with a business then conducted by the Company or any of its subsidiaries; provided, however, this the limitation shall not apply if Consultant’s engagement is terminated as a result of a termination by the Company without Cause or a termination by Consultant for Good Reason.  During the Term and for a period of three years after the termination of Consultant’s engagement hereunder, Consultant will not by himself or in conjunction with others, directly or indirectly (i) induce any customers of the Company or any of its subsidiaries with whom Consultant has had personal contacts or relationships, during and within the scope of his engagement with the Company, to curtail or cancel their relationship with the Company or its subsidiaries; or (ii) induce, or attempt to influence, any Consultant of the Company or any of its subsidiaries to terminate their engagement therewith.  The provisions of the first sentence of this Section 10(b) and clauses (i) and (ii) of the immediately preceding sentence are separate and distinct commitments independent of each other.  It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in an over-the-counter market shall not, of itself, be deemed inconsistent with the first sentence of this Section 10(b).

(c)           Non-Disclosure.  Consultant shall not, at any time during the Term and thereafter (including following Consultant’s termination of engagement for any reason), disclose, use, transfer or sell, except in the course of engagement with, or providing other service to, the Company, any confidential or proprietary information of the Company and its subsidiaries so long as such information has not otherwise been publicly disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

(d)           Return of Company Materials Upon Termination.  Consultant acknowledges that all records and documents containing confidential or proprietary information of the Company or its subsidiaries prepared by Consultant or coming into his possession by virtue of his engagement by the Company are and will remain the property of the Company and its subsidiaries.  Upon termination of his engagement with the Company, Consultant shall immediately return to the Company all such items and all copies of such items, in his possession.

(e)           Cooperation With Regard to Litigation.  Consultant agrees to cooperate with the Company, during the Term and thereafter (including following Consultant’s termination of engagement for any reason), by making himself available to testify on behalf of the Company or any subsidiary or affiliate of the Company, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and to assist the Company, or any subsidiary or affiliate of the Company, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company or any subsidiary or affiliate of the Company, as reasonably requested and at a time mutually convenient to Consultant and the Company.  The Company agrees to reimburse the Consultant, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

(f)           Non-Disparagement.  Consultant shall not, at any time during the Term and thereafter, make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally or otherwise, or take any action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or affiliates or their respective officers, directors, Consultants, advisors, businesses or reputations.  Notwithstanding the foregoing, nothing in this Agreement shall preclude Consultant from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(g)           Inventions.  Consultant acknowledges that all inventions, innovations, discoveries, improvements, developments, methods, know-how, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the then current business or any anticipated business of the Company, the Company’s research and development or the Company’s existing or future services or products and (ii) which are conceived, developed or made by Consultant during and in the scope of his engagement by the Company (“Work Product”) belong to the Company.  Consultant shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after his period of engagement with the Company) to establish and confirm such ownership (including the execution of assignments, consents, powers of attorney and other instruments).

(h)           Remedies.  Consultant acknowledges that the agreements and covenants in Sections 10(b), (c), (d), (e) and (f) are reasonable and necessary for the protection of the Company’s business interests, that in the event of any actual or threatened violation of the covenants contained in Sections 10(b), (c), (d), (e) and (f), the Company will suffer irreparable injury, Company’s damages will be difficult to ascertain and the Company’s remedy at law will be inadequate.  Consultant accordingly agrees that, subject to applicable law, in the event of any actual or threatened breach by him of any of the covenants set forth in Sections 10(b), (c), (d), (e) and (f), the Company shall be entitled to injunctive and other equitable relief, including immediate temporary injunctive and other equitable relief.  Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

(i)           Survival.  The provisions of this Section 10 shall survive the termination or expiration of this Agreement in accordance with the terms hereof.

11.           Governing Law; Disputes; Arbitration.

(a)           Governing Law.  This Agreement is governed by and is to be construed, administered and enforced in accordance with the laws of the State of Florida, without regard to conflicts of law principles.  If, under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement.  The Company and Consultant each hereby irrevocably consent to the jurisdiction of the courts of the State of Florida for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Florida.  The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.  If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties’ intent that such court may have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable, and, in its modified form, such provision shall be enforced.

(b)           Reimbursement of Expenses in Enforcing Rights.  All reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred by Consultant during the Term and thereafter (including following Consultant’s termination of engagement for any reason) in seeking to interpret this Agreement or enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Consultant promptly by the Company, whether or not Consultant is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Consultant’s assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to the Consultant and the Company.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(c)           Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration in Fort Lauderdale, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration.  Judgment may be entered on the arbitrators’ award in any court having jurisdiction in Broward County, Florida.  For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Consultant hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Southern District of Florida, (ii) any of the courts of the State of Florida, or (iii) any other court having jurisdiction.  The Company and Consultant further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied.  The Company and Consultant hereby waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to such jurisdiction and any defense of inconvenient forum.  The Company and Consultant hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11.   Notwithstanding any provision in this Section 11, Consultant shall be entitled to seek (in the arbitration proceeding or in any court proceeding) specific performance of Consultant’s right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

(d)           Interest on Unpaid Amounts.  Any amounts that have become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law pursuant to this Section 11 but which are not timely paid shall bear interest at the prime rate in effect at the time such payment first becomes payable, as quoted in The Wall Street Journal.  Any interest payable under this Section 11(d) shall be paid on the same date as the amounts to which such interest relates are actually paid.

12.           Income Tax Treatment.

Consultant and the Company acknowledge that it is the intention of the Company to deduct all amounts paid by the Company to Consultant pursuant to this Agreement, including under Sections 6 and 7 as ordinary and necessary business expenses for income tax purposes.  Consultant agrees and represents that he will treat all such amounts as ordinary income for income tax purposes, and should he report such amounts as other than ordinary income for income tax purposes, he will indemnify and hold the Company harmless from and against any and all taxes, penalties, interest, costs and expenses, including reasonable attorneys’ and accounting fees and costs, which are incurred by Company directly or indirectly as a result thereof.

13.           Key Man Life Insurance.

If the Company, in its sole discretion, desires to procure “key man” insurance covering the life of Consultant, Consultant shall cooperate with the Company in procuring such insurance and shall, at the request of the Company, submit to such medical examinations, supply such information and execute such documents as may be required by the insurance company to which the Company has applied for insurance.  Consultant shall use his reasonable efforts to qualify for the standard premium category of such insurance company.  Consultant shall have no interest whatsoever in any “key man” insurance policy procured by the Company.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

14.           D&O Policy; Indemnification

(A)           Directors and Officers Insurance.

Company agrees to maintain a Directors and Officers liability insurance policy (hereinafter, “D&O Policy”) covering Consultant.  The D&O Policy shall be maintained in an amount mutually agreed upon and in a coverage sum no less what other Chief Executive Officers in comparable size corporations receive.

(B)           Indemnification.

(i)           General.  To indemnify Consultant for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) to the extent paid, or acknowledged to be payable, directly to or on behalf of Consultant by an insurance carrier under a policy of officers’ and directors’ liability insurance.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, CONSULTANT SHALL NOT BE INDEMNIFIED HEREUNDER FOR ANY CLAIMS, LIABILITIES AND THE LIKE WHICH ARE THE DIRECT OR INDIRECT RESULT IN WHOLE OR IN PART OF HIS NEGLIGENCE, GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT

 (ii)           Third Party Proceedings.  The Company shall indemnify Consultant if Consultant is or was a party to any threatened, pending or completed action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, (1) a director, officer, Consultant or agent of the Company, (2) named in a registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), as a person who is about to become a director of the Company, or (3) serving at the request of the Company as a director, officer, Consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Consultant did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(iii)           Proceedings by or in the Right of the Company.  The Company shall indemnify Consultant if Consultant is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was, (1) a director, officer, Consultant or agent of the Company, (2) named in a registration statement filed by the Company under the Securities Act as a person who is about to become a director of the Company, or (3) serving at the request of the Company as a director, officer, Consultant or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which Consultant shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Consultant is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(iv)           Expenses; Indemnification Procedure.  Expenses (including reasonable attorneys’ fees) incurred by Consultant in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 1(a) or (b) hereof shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of Consultant to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized under this Agreement.

15.           Miscellaneous.

(a)           General.  This Agreement cancels and supersedes any and all prior agreements and understandings between the parties hereto with respect to the engagement of Consultant by the Company and its subsidiaries.  This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.  Consultant shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Consultant under such prior agreements and understandings or under any benefit or compensation plan of the Company.  As used in this Agreement: (1) the terms “including”, “includes” and words of like import shall be construed broadly as if followed by “without limitation”; and (2) the terms “herein”, “hereof” and “hereunder” refer to this Agreement as a whole, not just the particular section where such term appears.

(b)           Non-Transferability.  Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Consultant, except in accordance with the laws of descent and distribution or as specified in Section 12(c).  The Company may assign this Agreement and the Company’s rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company prior to the event of succession, and the Company shall, as a condition of the succession, require such Successor to assume in writing the Company’s obligations under (and agree in writing to be bound by) this Agreement.  For purposes of this Agreement, “Successor” shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company’s business directly, by merger or consolidation, or indirectly, by purchase of the Company’s voting securities or all or substantially all of its assets, or otherwise.

(c)           Beneficiaries.  Consultant shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Consultant’s death.

(d)           Notices.  Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be deemed to have been duly given (i) upon actual receipt (or refusal of receipt) if delivered personally; (ii) three business days following deposit, if sent by certified or registered mail, return receipt requested, postage prepaid; (iii) one business day following deposit with a documented overnight delivery service or (iv) upon transmission, if sent by facsimile (with confirmation receipt and followed by a copy sent by regular mail), in each case to the appropriate address or number as set forth below or at such other address as may be designated by such party by like notice:

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

If to the Company:

110 East Broward Boulevard, Suite #1700
Fort Lauderdale, Florida 33301

If to Consultant:

1465 Lantana Court
Weston, Florida 33326

(e)           Reformation.  The invalidity of any portion of this Agreement shall not be deemed to render the remainder of this Agreement invalid.

(f)           Headings.  The headings of this Agreement are for convenience of reference only and do not constitute a part hereof.

(g)           No General Waivers.  The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions.  No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

(h)           No Obligation To Mitigate.  Consultant shall not be required to seek other engagement or otherwise to mitigate Consultant’s damages upon any termination of engagement; provided, however, that, to the extent Consultant receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(c) hereof, any such benefits to be provided by the Company to Consultant following the Term shall be correspondingly reduced.

(i)           Offsets; Withholding.  The amount required to be paid by the Company to Consultant pursuant to this Agreement shall not be subject to offset. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Consultant under this Agreement, including under Sections 6 and 7, or otherwise by the Company will be subject to required withholding taxes and other required deductions.

(j)           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Consultant, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

(k)           Reimbursement of Expenses, Certain Other Payments.  Notwithstanding any provision to the contrary herein:

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

(i)           any payment to Consultant for reimbursement of expenses or disbursements pursuant to this Agreement (including pursuant to Section 5(c), Section 10(e), Section 11(b), clause (v) of Section 6, clause (iv) of Section 7(a) or clause (vi) of Section 7(b)), any payment on Consultant’s behalf pursuant to Section 11(b), and any payment pursuant to Section 9 or the last grammatical paragraph of Sections 6 and 7(b), shall be made no later than the end of the Consultant’s taxable year following the taxable year in which such expenses and disbursements (including insurance premiums contemplated by Sections 6 and 7(b)) are incurred;

(ii)           any such amount paid during one taxable year shall not affect any such amount payable the Company during a subsequent taxable year; and

(iii)           the right to such payment may not be exchanged or substituted for other forms of compensation to Consultant.

(l)  Section 409A. The parties intend that the payments and benefits under this Agreement are either exempt from Section 409A of the Code or fully comply with the payout and other limitations and restrictions imposed under Section 409A of the Code.  In this connection, the payout timing provisions and any other terms of this Agreement shall be interpreted to be exempt from Section 409A of the Code or comply with the payout and other limitations and restrictions imposed under Section 409A of the Code, to the extent necessary to avoid the penalties otherwise imposed under Section 409A of the Code.  The Company and Consultant agree to make in good faith such changes to this Agreement, without changing the basic economics of this Agreement, as are necessary to avoid penalties imposed under Section 409A of the Code.

(M)  Amendment. This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the Consultant and the Company.

(N)  Board Appointment.  Upon execution of this Agreement, the Consultant shall be appointed to the Company’s Board of Directors.  Consultant will serve on the Board of Directors until the next annual shareholders meeting or the shareholders act by written consent without a meeting.   If a shareholder meeting is held, and subject to the Consultant’s consent, the Board of Directors will nominate Consultant to serve on the Company’s Board of Directors.

(O)  Counterparts.  This Agreement may be executed in counterparts, each of which shall constitute an original.

 [Signature page follows this page.]

The Source Vitamin Company, Inc.
Consulting Agreement – Mr. Theodore Farnsworth
March 31, 2011

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

The Source Vitamin Company, Inc.

By:/s/ Theodore Farnsworth

Name:Theodore Farnsworth
Title:President

STONE HARBOR INVESTMENTS, INC.

By: /s/ Jerry Rayman
Name: Jerry Rayman
Title: CEO

CONSULTANT

/s/ Theodore Farnsworth
Mr. Theodore Farnsworth